                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                         STATE OR
                                       JURISDICTION
                                            OF
      COMPANY                         INCORPORATION
      -------                         --------------
      DA Consulting Group (USA) Inc.      Texas
      DA Consulting Services Limited  United Kingdom
      DA Consulting Group Ltd.         Isle of Man